UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

Lithia Motors, Inc.
(Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

360 E. Jackson Street, Medford, Oregon	97501
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number including area code: 541-776-6868

Not applicable

(Former name or former address, if changed since last report)

Item 5.         Other Events and Regulation FD Disclosure.

        On Friday, April 30, 2004, we learned that on April 28, 2004, two lawsuits were filed against us in the United States District Court for the District of Oregon: Alyssa A. Meyer vs. Lithia Motors, Inc., et al., Civil Case No. 04-03031-CO and Robert Allen, et al., vs. Lithia Motors, Inc., et al., Civil Case No. 04-03032-CO. The complaints have yet to be served on us. Each complaint seeks damages from us for alleged federal and state RICO violations, violation of Oregon's Unlawful Trade Practices Act and fraud, with respect to arranging the financing of vehicles. The Meyer case seeks actual damages of $15,683 and $50,000 for mental distress. With statutory penalties, Meyer seeks a total of approximately $325,000 from Lithia on all claims. Each of the 23 Allen plaintiffs seeks stated actual damages ranging from $733 to $20,859, damages for mental distress ranging from $10,000 to $250,000, and punitive damages of $1,500,000. With statutory penalties, the Allen plaintiffs seek actual damages that total less than $250,000, trebled, approximately $3.0 million in mental distress claims and punitive damages of $34.5 million.

        We do not believe the allegations are true. Not only would the activities alleged violate our internal written policies and be contrary to the training we provide our sales and F& I personnel, but we have internal audit procedures designed to ensure that our employees properly follow our policies. Even if the claims made by the plaintiffs were found to be true -- and we have no reason to believe that this will be the case -- we believe we have insurance adequate to cover both the cost of litigation and any ultimate damage award. Accordingly, we do not believe the outcome of these lawsuits will have a material adverse effect on our results of operations for any quarterly or annual period or on our financial condition.

        This filing includes forward looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation risk factors set forth from time to time in the Company's filings with the SEC. Specific risks in this press release include the merits of the claims, the availability of insurance coverage and the ultimate outcome of the litigation.

Item 7.         Financial Statements and Exhibits

                    (a)     Financial statements of business acquired.

                              Not applicable.

                    (b)    Pro Forma Financial Information

                              Not applicable.

                    (c)     Exhibits.

                             The following exhibit is being filed herewith and this list shall constitute the exhibit index:

                             Exhibit

                             99.1         United States District Court for the District of Oregon, Civil Case No. 04-03031-CO, Alyssa A. Meyer vs. Lithia Motors Inc., et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date: May 3, 2004	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary